Exhibit 10

WAIVER AND AMENDMENT AGREEMENT

THIS WAIVER AND AMENDMENT AGREEMENT (this “Agreement”), dated as of August 13, 2009, is made and entered into by and among Sionix Corporation, a Nevada corporation (“Sionix”), and all of the current and past holders of the Secured Convertible Promissory Notes of Sionix (the “Holders”), with reference to the following:

RECITALS

WHEREAS, the Holders constitute all of the current and past holders of the Secured Convertible Promissory Notes of Sionix issued from October 2006 through February 2007 in the aggregate principal amount of $750,000 (each, a “Note”, collectively, the “Notes”), which were initially convertible, until the respective maturity dates of the Notes, into shares of common stock of Sionix (“Common Stock”) at a price of $0.05 per share, which price was subsequently adjusted to $0.04 per share (the “Note Conversion Price”) pursuant to Section 1(f) of the Notes;

WHEREAS, Section 1(b) of the Notes contains a provision requiring a reduction of the Note Conversion Price in the event of certain Dilutive Issuances (as defined in the Notes);

WHEREAS, on June 6, 2007, Sionix issued convertible promissory notes in the aggregate principal amount of $86,000 which, upon the satisfaction of certain conditions, could be converted into Common Stock at a conversion price of $0.01 per share (the “Penny Notes”);

WHEREAS, absent a waiver pursuant to Section 1(b)(vi) of the Notes, the issuance of the Penny Notes would constitute a Dilutive Issuance within the meaning of the Notes, thereby triggering a reduction of the Note Conversion Price from $0.04 to $0.01 per share;

WHEREAS, the Holders are agreeing to waive all Note Conversion Price adjustments that occurred or should have occurred as a result of the issuance of the Penny Notes in consideration of Sionix agreeing to extend the convertibility of each Note until such time as the Note is or was paid in full;

NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holders hereby agree as follows:

Section 1. Waiver of Conversion Price Adjustments.  The Holders hereby forever waive, as of and after the respective issuance dates of the Notes, any reduction of the Conversion Price that would have or should have occurred as a result of the issuance of the Penny Notes.  Accordingly, pursuant to Section 1(b)(vi) of the Notes, the Holders hereby agree that the issuance of the Penny Notes is exempt from the anti-dilution adjustment provisions of Section 1(b) of the Notes, and that the Penny Notes do not constitute Additional Shares of Common Stock (as defined in the Notes).

Section 2. Waiver of Event of Default.  The Holders hereby forever waive the occurrence of an Event of Default (as defined in the Notes) occurring as a result of Sionix’ failure to notify the Holders of a Conversion Price adjustment as required by Section 1(g) of the Notes and hereby waive all remedies associated with such event.

Section 3. Amendment.  The phrase “At any time prior to the Maturity Date” appearing at the beginning of Section 1(a) of the Notes is hereby amended and replaced with the following phrase:  “At any time prior to repayment of this Note in full”.

Section 4. Acknowledgment.  Each Holder acknowledges and agrees that (i) by executing this Agreement, the Holder is relinquishing material anti-dilution rights under the Notes; and (ii) the Holder has consulted, or had the opportunity to consult, the Holder’s legal counsel and financial advisor(s) in connection with the execution of this Agreement.

Section 5. Accredited Investor.  Each Holder represents and warrants to Sionix that the Holder is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended.

Section 6. Further Action.  The Holders agree to take such further action and execute such additional agreements, instruments or documents as Sionix may reasonably request from time to time in order to fully execute the purposes of this Agreement.

Section 7. Recitals Incorporated.  The Recitals of this Agreement are incorporated herein and made a part hereof.

Section 8. Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto.  If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or email of a PDF file, such facsimile or emailed PDF document shall for all purposes be treated as if manually signed by the party whose signature appears.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Waiver and Amendment Agreement as of the date first written above.

Sionix Corporation

By: ______________________________
Name: Rodney Anderson
Title: Chief Executive Officer

[HOLDERS’ SIGNATURE PAGES FOLLOW]

[HOLDER’S SIGNATURE PAGE TO WAIVER AND AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned Holder has executed and delivered this Waiver and Amendment Agreement as of the date first set forth above.

Name of Holder:

_______________________________

Signature: _________________________________

Name of signatory if holder is an entity: _____________________

Title of signatory if holder is an entity: ______________________